Exhibit 99.1

Vanda Pharmaceuticals Confirms Receipt of Economically Identical Unsolicited, Non-Binding Proposal from Cycle Group Holdings Ltd.

Board Has Determined That Latest Proposal Is Not in the Best Interests of the Company or Stockholders

WASHINGTON, October 14, 2024 – Vanda Pharmaceuticals Inc. (“Vanda” or the “Company”) (Nasdaq: VNDA) today confirmed that it received a second unsolicited, non-binding proposal from Cycle Group Holdings Ltd. (“Cycle Group”) to acquire the Company for $8.00 per share in cash.

Cycle Group’s second proposal was received by Vanda on September 23, 2024. The terms of Cycle Group’s proposal are economically identical to the previously evaluated and rejected indication of interest received from Cycle Group on May 24, 2024. Consistent with its fiduciary duties and in consultation with its independent legal and financial advisors, Vanda’s Board of Directors carefully reviewed the second proposal and unanimously determined that it substantially undervalues Vanda and is not in the best interests of the Company and its stockholders. Accordingly, the Board has determined not to pursue the proposal.

The Vanda Board again evaluated all aspects of Vanda’s business and compared Vanda’s prospects for creating stockholder value to the unsolicited proposal. The Board concluded that the latest proposal from Cycle Group is another opportunistic attempt to purchase the Company’s shares at a discount to Vanda’s intrinsic value. As part of this process, the Board updated its analysis of the Company’s clinical development pipeline, expanding commercial presence and significant cash balance.

The Board and management team remain confident that Vanda’s growth profile, strong cash position and efficient operations position the Company well for significant long-term value creation far in excess of the consideration offered by Cycle Group.

There is no action for stockholders to take at this time.

About Vanda Pharmaceuticals Inc.

Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on X @vandapharma.

Cautionary Note Regarding Forward Looking Statements

Various statements in this press release, including, but not limited to, statements regarding the Board’s review and evaluation of Cycle Group’s proposal are “forward-looking statements” under securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties. Therefore, no assurance can be given that the results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements in this press release should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this press release is provided only as of the date of this press release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Vanda Corporate Contact:

Kevin Moran

Senior Vice President, Chief Financial Officer and Treasurer

Vanda Pharmaceuticals Inc.

202-734-3400

pr@vandapharma.com

Jim Golden / Jack Kelleher / Dan Moore

Collected Strategies

VANDA-CS@collectedstrategies.com